Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Perth Mint Physical Gold ETF (the “Trust” or “registrant”) on Form 10-Q for the period ended March 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James J. Baker, chief financial officer of Exchange Traded Concepts, LLC, the Administrative Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ James J. Baker*
James J. Baker**
Chief Financial Officer
(Principal Financial Officer)
May 13, 2019

*	The originally executed copy of this Certification will be maintained at the Sponsor’s offices and will be made available for inspection upon request.

**	The registrant is a trust and Mr. Baker is signing in his capacity as Chief Financial Officer of Exchange Traded Concepts, LLC, the Administrative Sponsor of the registrant.